                                                                Exhibit 4.2
                                                                -----------
                             Trust Agreement for the Profit Sharing Plan of
                               NVR, Inc. and Affiliated Companies effective
                          as of January 1, 1984 by NVR, Inc. and Affiliated
                             Companies with Mellon Bank, N.A. (successor to
                                     Pittsburgh National Bank), as Trustee.

                   MASTER DEFINED CONTRIBUTION TRUST AGREEMENT

                                 by and between

                                    NVR, INC.

                                       and

                                MELLON BANK, N.A.

                  MASTER DEFINED CONTRIBUTION TRUST AGREEMENT

             THIS MASTER TRUST AGREEMENT made and entered into on this 28th day of December, 1995, effective as of January 1, 1996, by and between NVR, INC. (hereinafter referred to as the "Corporation") and MELLON BANK, N.A. (hereinafter referred to as the "Master Trustee"),

                                  WITNESSETH:

             WHEREAS, the Corporation desires to establish a master trust which will serve as a funding medium to eligible employee benefit plans at the Corporation and its subsidiaries and affiliates; and

             WHEREAS, the Master Trustee is willing to act as trustee of such trust upon all of the terms and conditions hereinafter set forth; and

             WHEREAS, the Corporation and the Master Trustee wish to amend those trust agreements referred to in Exhibit A hereto (the "Prior Agreements") so that this Agreement shall be deemed to supersede all such Prior Agreements and so that all the separate trusts established by the Prior Agreements shall be deemed consolidated into the master trust established hereby;

             NOW, THEREFORE, the Corporation and the Master Trustee declare and agree that the Master Trustee will receive, hold and administer all sums of money and such other property acceptable to Master Trustee as shall from time to time be contributed, paid or delivered to it hereunder, IN TRUST, upon all of the following terms and conditions.

                                   SECTION 1
                                   ---------

                                    General
                                    -------

             1.1      Definitions. Where used in this Agreement, unless the
                      -----------
context otherwise requires or unless otherwise expressly provided:

                      (a) "Account Party" shall mean an officer of the Corporation designated to represent the Corporation for this purpose, the Named Fiduciary and any Person to whom the Master Trustee shall be instructed by the Named Fiduciary to deliver its annual account under Section 12.2.

                      (b) "Accounting Period" shall mean either the twelve consecutive month period coincident with the calendar year or, if different, the fiscal year of the Participating Plans or the shorter period in any year in which the Master Trustee accepts appointment as Master Trustee hereunder or ceases to act as Master Trustee for any reason.

                      (c) "Administrative Committee" shall mean the committee or committees, individually or collectively, responsible for benefit administration under the Plans.

                      (d) "Agreement" shall mean all of the provisions of this instrument and of all other instruments amendatory hereof.

                      (e) "Asset Manager" shall mean the Master Trustee, Named Fiduciary or Investment Manager, individually or collectively as the context shall require, with respect to those assets held in an Investment Account over which it exercises, or to the extent it is authorized to exercise, discretionary investment authority or control.

                      (f) "Bank business day" shall mean a day on which the Master Trustee is open for business.

                      (g) "Board of Directors" shall mean the Board of Directors of the Corporation.

                      (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Regulations issued thereunder.

                      (i) "Directed Fund" shall mean any Investment Account, or part thereof, subject to the discretionary management and control of the Named Fiduciary or any Investment Manager.

                      (j) "Discretionary Fund" shall mean any Investment Account, or part thereof, subject to the discretionary management and control of the Master Trustee.

                      (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and Regulations issued thereunder.

                      (l) "Fund" shall mean all cash and property contributed, paid or delivered to the Master Trustee hereunder, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments, transfers or other distributions which, at the time of reference, shall have been made by the Master Trustee, as authorized herein. The Fund shall include all evidences of ownership, interest or participation in an Investment Vehicle, but shall not, solely by reason of the Fund's investment therein, be deemed to include any assets of such Investment Vehicle.

                      (m) "Insurance Contract" shall mean any contract or policy of any kind issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company thereunder solely to the general account or solely to one or more separate accounts (including separate accounts maintained for the collective investment of qualified retirement plans), or a combination thereof, and whether or not any such allocation may be made in the discretion of the insurance company or the Named Fiduciary.

                      (n) "Investment Account" shall mean each pool of assets in the Master Trust in which one or more Plans has an interest during an Accounting period.

                      (o) "Investment Manager" shall mean a bank, insurance company or investment adviser satisfying the requirements of Section 3(38) of ERISA which has provided the Master Trustee with written acknowledgment of compliance with ERISA.

                      (p) "Investment Vehicle" shall mean any common, collective or commingled trust, investment company, corporation functioning as an investment intermediary, insurance contract, partnership, joint venture or other entity or arrangement to which, or pursuant to which, assets of the Master Trust may be transferred or in which the Master Trust has an interest, beneficial or otherwise (whether or not the underlying assets thereof are deemed to constitute "plan assets" for any purpose under ERISA).

                      (q)    "Master Trust" shall mean the trust created hereby.

                      (r) "Named Fiduciary" shall mean the fiduciary with respect to the Plans within the meaning of Section 402(a)(2), 402(c)(3) or 403(a)(1) of ERISA who has the authority to perform the separate functions allocated to the "Named Fiduciary" under this Agreement.

                      (s) "Plan" shall mean any employee benefit plan which meets the requirements for eligibility specified in Section 1.3 and as of the date of this Agreement includes those plans listed on Exhibit B.

                      (t) "Person" shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer acting in an individual, fiduciary or representative capacity, as the context may require.

                      (u) "Qualifying Employer Security" shall mean the employer securities as defined in Section 407(d) of ERISA.

                      (v) "Valuation Date" shall mean the last day of the Accounting Period, calendar quarter or any more frequent reporting date agreed to by the Master Trustee.

                      The plural of any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine, as the context shall require.

               1.2    Compliance With Law. The Trust hereinafter established is
                      -------------------
intended to comply with ERISA and to be tax exempt under Section 501(a) of the Code.

               1.3    Eligibility. Any employee benefit plan established by the
                      -----------
Corporation, or a subsidiary or an affiliate of the Corporation, may be funded, in whole or in part, through the Master Trust if (i) the plan is qualified under
Section 401(a) of the Code, (ii) the Master Trust is exempt from taxation under
Section 501(a) of the Code, and (iii) this Agreement has been duly adopted by the Board of Directors or by the board of directors of a subsidiary or affiliate of the Corporation and, in the case of such subsidiary or affiliate, the Board of Directors has consented thereto.

               1.4    Master Trustee Relationship to Plan. Notwithstanding
                      -----------------------------------
anything else in this Agreement to the contrary: (1) the Master Trustee is not a party to, and has no duties or responsibilities under, the Plans; (2) the Administrator shall be required to certify in writing to the Master Trustee the identity of any fiduciary which is named in the Plans and which has the power to manage and control Plan assets, and the Master Trustee shall be entitled to rely upon such certification until notified otherwise in writing by the Administrator; (3) in any and all cases where the Master Trustee is required by this Agreement to act with reference to Plan terms, the Administrator shall have the responsibility to certify the relevant provisions to the Master Trustee in writing, and the Master Trustee shall be entitled to rely upon such certification until notified otherwise in writing by the Administrator; (4) absent written certification to the Master Trustee pursuant to this paragraph, the Master Trustee shall be chargeable with no knowledge of any Plan terms and shall be deemed to be in compliance with the Plan; and (5) in any case in which a provision of this Agreement conflicts with any provision in the Plan, this Agreement shall control. Notwithstanding the preceding sentence, the Master Trustee reserves the right to seek a judicial and/or administrative determination as to its proper course of action under this Agreement.


                                   SECTION 2
                                   ---------

                            Establishment of Trust
                            ----------------------

             2.1   Establishment of Trust. The Corporation hereby establishes
                   ----------------------
with the Master Trustee the Master Trust consisting of such sums of money and such property acceptable to the Master Trustee as shall from time to time be paid or delivered to the Master Trustee.

             2.2   Contributions to the Trust. The Master Trustee shall have no
                   --------------------------
duty to determine or collect contributions under any Plan and shall be solely accountable for monies or properties actually received by it. The Corporation shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under any of their Plans, the transmittal of the contributions to the Master Trustee and compliance with any statute, regulation or rule applicable to contributions.

             2.3   Prior Administration. The Master Trustee shall not have any
                   --------------------
duty to inquire into the administration of the Plans or actions taken under any of the Plans by any prior trustee.

             2.4   Fund to be Held in Trust. The Fund shall be held by the
                   ------------------------
Master Trustee in trust and dealt with in accordance with the provisions of this Agreement and ERISA.

             2.5   Fund to be Held for Benefit of Plan Participants. Except as
                   ------------------------------------------------
may be provided by law for the purpose of returning any of the Corporation's contributions or in case any Plan of which this Trust forms a part provides for the return of the Corporation's contributions in the event such Plan fails to initially qualify under the applicable provisions of the Code, at no time prior to the satisfaction of all liabilities for benefits under any Plan shall any part of the Fund be used for or diverted to purposes other than for the exclusive benefit of participants, retired participants, or their beneficiaries under the Plans and for the payment of the reasonable expenses of the Plans.

             2.6   Commingling. The Master Trustee may commingle the assets
                   -----------
attributable to the Plans for which contributions are made under this Agreement if this Agreement is applicable to more than one Plan and may commingle the Fund with funds of other trusts of similar nature created by the Corporation for the exclusive benefit of their employees. Where commingling is effected with other trusts maintained by the Corporation, the combined trust, to the extent that assets are attributable to contributions made under this Agreement, shall be the Fund referred to herein. The Master Trustee shall maintain such records as are necessary in order to maintain a separation of the Fund from the funds of the other trusts maintained by the Corporation and to separate the assets attributable to each of the Plans for which contributions are made under this Agreement. The Corporation shall be responsible for causing sufficient records to be maintained to insure that benefits and liabilities payable with respect to each Plan shall be paid from the assets allocable to each such Plan. Should separation be required, either of the Fund from other trusts maintained by the Corporation or of any Plan for which contributions are made under this Agreement from the Fund, the Master Trustee shall make such separation in accordance with generally accepted accounting principles and, where applicable, upon the certification of an actuary.


                                   SECTION 3
                                   ---------

                          Administration of the Plan
                          --------------------------

     3.1   Administrative Committee.  The Plans shall be administered by the
           ------------------------
Administrative Committee which shall have the sole fiduciary duty as to plan administration and the Master Trustee shall not be responsible in any respect for such administration.

     3.2   Indemnity.  The Corporation shall fully indemnify and save harmless
           ---------
the Master Trustee from liability and expense incident to any act or failure to act by reason of the Master Trustee's reliance upon or compliance with instructions issued by the Administrative Committee or the Corporation.


                                   SECTION 4
                                   ---------

                          Disbursement from the Fund
                          --------------------------

     4.1   Disbursements by Master Trustee.  The Master Trustee shall make such
           -------------------------------
payments out of the Fund as the Administrative Committee may from time to time in writing direct. In the discretion of the Administrative Committee, such payments may be made directly to the person specified by the Administrative Committee or deposited in a checking account maintained by the Administrative Committee for the purpose of making payments to the person, or persons entitled to such payments under the Plans, or to an account maintained by some other entity which the Administrative Committee may designate to make payments.

     4.2   Direction to the Master Trustee.  Any direction given to the Master
           -------------------------------
Trustee in accordance with this Section need not specify the specific application of the payment to be made, but shall specify that the payment is for the purposes of the Plans or the payment of Plans' expenses.


                                   SECTION 5
                                   ---------

                   Allocation of Investment Responsibilities
                   -----------------------------------------

     5.1   Asset Managers.
           --------------

           (a) The Named Fiduciary will from time to time, in its sole discretion, appoint one or more Asset Managers to manage specified portions of the Fund. Upon the appointment of each Asset Manager, the Named Fiduciary shall so notify the Master Trustee and instruct the Master Trustee in writing to separate into a separate account those assets as to which each Asset Manager has discretion and control. The Asset Manager shall designate in writing the person or persons who are to represent any such Asset Manager in dealings with the Master Trustee. Upon the separation of the assets in accordance with the instructions of the Named Fiduciary, the Master Trustee shall thereupon be relieved and released of all investment duties, responsibilities and liabilities normally and statutorily incident to a trustee as to such directed funds, and, as to such directed funds, the Master Trustee shall act as custodian. Except as otherwise provided by the Named Fiduciary in writing from time to time, the Master Trustee shall take no action with respect to the duties or powers allocated to an Asset manager in Section 7 or Section 8 without receipt of written directions of the Asset Manager. Unless specifically prohibited in writing, the Master Trustee, as custodian, may hold the assets of such Directed Funds in the name of a nominee or nominees.

           (b) Should an Asset Manager at any time elect to place security transactions directly with a broker or dealer, the Master Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from the Asset Manager. Should the Asset Manager direct the Master Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall be in writing and shall specifically set forth the actions to be taken by the Master Trustee as to such services.

           (c) In the event that an Asset Manager places security transactions directly or directs the utilization of a service, the Asset Manager shall be solely responsible for the acts of such persons. The sole duty of the Master Trustee as to such transactions shall be incident to its duties as custodian.

     5.2   Transfer of Assets to Asset Managers.
           ------------------------------------

           (a) To the extent assets are invested in a collective, common or pooled trust fund and upon receipt of written directions by the Named Fiduciary, the Master Trustee shall (i) transfer and deliver such part of the assets of the Fund as may be specified in such writing to any Asset Manager so appointed, and
(ii) accept the transfer back to it of any such assets at any time held by an Asset Manager, provided that the Named Fiduciary may only direct such transfers as are in conformity with the provisions of the Plans, this Agreement, and ERISA, and Sections 401(a) and 501(a) of the Code. Any such written direction shall constitute a certification to the Master Trustee by the Named Fiduciary that the transfer so directed is one which the Named Fiduciary is authorized to direct and is in conformity with the aforesaid provisions.

           (b) If any such assets are so transferred to the custody of an Asset Manager, such Asset Manager shall undertake and be responsible for all the custodial duties therefor, and such assets shall remain for all purposes a part of the Fund and the Trust, and as such, subject to all the terms and provisions of this Agreement. Any Asset Manager receiving such assets shall invest any part or all of such assets in units of any collective, common or pooled trust fund operated or maintained by a bank or trust company, including the Investment Manager or any affiliate of the Investment Manager, exclusively for the commingling and collective investment of monies or other assets held under or as part of a plan which is established in conformity with and qualifies under
Section 401(a) of the Code. Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Master Trustee, or the Asset Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust, and to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For the purposes of valuation of any interest under the Plans of which this trust forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation procedures.

           (c) The Master Trustee shall have no duty or responsibility as to the safekeeping of such assets or as to the investment and reinvestment of the same, except that the Master Trustee shall require such statements and reports from such Asset Manager as may be necessary to enable the Master Trustee and the Administrative Committees to carry out their recordkeeping and reporting duties under this Agreement. The Master Trustee shall enter into and execute such agreements, receipts and releases as shall be required to carry out the directions of the Named Fiduciary with respect to the transfer of any assets of the Fund to or from an Asset Manager in accordance with this Section 5.2.

     5.3   The Master Trustee.  Subject to investment policies, objectives and
           ------------------
guidelines communicated to the Master Trustee by the Named Fiduciary as contemplated by this Section 5, the Master Trustee shall from time to time invest and reinvest the Discretionary Fund and keep it invested in accordance with such policies, objectives and guidelines.

                                   SECTION 6
                                   ---------

                             Participant Accounts
                             --------------------

     6.1   Establishment of Accounts.  The Administrative Committee shall
           -------------------------
direct the Master Trustee to establish on its books and records accounts sufficient to accommodate investment options, other than investments in Qualifying Employer Securities, available to the employees. The Administrative Committee shall establish an investment purpose for each account, either by separate written designation or through an agreement between the Administrative Committee and the Master Trustee that shall incorporate therein the investment purposes and, if applicable, the investment restrictions which the Plan provides as to investment options. The accounts so established shall, until changed by the Administrative Committee operate in the manner and form established.

     6.2   Allocation of Contributions.  The Administrative Committee shall,
           ---------------------------
upon the making of any contribution to this Trust by the Corporation, or, if applicable, a Participant, or both, instruct the Master Trustee in writing of the manner that such contribution is to be allocated between the accounts previously established.

     6.3   Responsibility of Master Trustee.  The Master Trustee shall not be
           --------------------------------
responsible nor liable to establish or maintain a record or account in the name of any individual participant. The Master Trustee shall not be required to establish the value of any participant's individual interest in the Fund or any account established hereunder. Should the Master Trustee and the Administrative Committee or the Corporation agree that the Master Trustee shall maintain individual account records, such agreement shall be separate and apart from the terms of this Master Trust. Such an agreement shall not be construed as implying any duty upon the Master Trustee hereunder even though the Master Trustee, in its corporate capacity as record keeper for the accounts of individual participants, shall have the right, power or duty to issue instructions or directions as to the disposition or distribution of any assets held hereunder.

     6.4   Accounts as Separate Trusts.  For the purposes of application of
           ---------------------------
this Agreement, each account created hereunder shall be considered a separate trust insofar as the application of powers granted the Master Trustee. Notwithstanding the provisions of this Agreement which established powers and duties with regard to the Trust as a whole, the Master Trustee shall exercise such of those powers as are consistent with the investment purposes of each account. Where applicable or required, the Master Trustee with the Corporation's consent may subdivide any account as may be required to fulfill either its duties hereunder or the instructions of the Administrative Committee.


                                   SECTION 7
                                   ---------

                        Qualifying Employer Securities
                        ------------------------------

     7.1   Investment in Corporation Stock. All amounts received by the Master
           -------------------------------
Trustee which are directed by the Named Fiduciary or the Administrative Committee to be placed in an account which has as its investment purpose investment in Qualifying Employer Securities or any amount received by the Trustee as a result of holding such Qualifying Employer Securities shall be invested and reinvested in Qualifying Employer Securities. The investment purpose of the account so established shall be to invest one hundred percent (100%) in such Qualifying Employer Securities. However, the Master Trustee may, but shall not be required to, place amounts received by it for the purpose of investment in temporary investments, if in the opinion of the Master Trustee market conditions are such that investment in Qualifying Employer Securities would be disruptive or could not be accomplished. In the operation of this account, the Master Trustee shall have no investment discretion, except as hereinafter provided, and no duty or responsibility to determine whether or not the investment in the Qualifying Employer Securities is prudent. The Master Trustee shall acquire or dispose of all Qualifying Employer Securities in the open market or through the method of purchase and sales which is used by the Master Trustee in the normal course of its security transactions. The Master Trustee shall be permitted to net all purchases and sales for an account limited in investment purposes to Qualifying Employee Securities, provided, however, both sales and purchases will be at market value and the books and records of the Master Trustee shall clearly reflect such fact. Should the Master Trustee for any reason be unable to acquire or dispose of the Qualifying Employer Securities in the manner provided by this Section, it shall notify the Named Fiduciary of such fact and shall thereafter make no purchases or sales of securities until instructions are received from the Named Fiduciary. The Named Fiduciary and the Administrative Committee may designate the agent or broker for sales of Qualifying Employer Securities by the Master Trustee. The Named Fiduciary represents and warrants that such directed brokerage will comply with ERISA and ERISA Technical Release 86-1.

     7.2   Alternative Investments.
           -----------------------

           (a) If, at any time, sufficient Qualifying Employer Securities are not available, in the open market or through private purchase, including purchase from the Corporation or any other shareholder, or if conditions are such that the Master Trustee shall deem it impractical to invest in Qualifying Employer Securities at that time, it shall invest in such short-term or other investments, including by way of illustration and not limitation, bonds, debentures, notes, mortgages or mortgage participations, preferred or common stocks, any collective, common or pooled trust fund operated or maintained by any bank or trust company, including the Master Trustee or any affiliate of the Master Trustee, which has a stated policy of investments in demand notes, short-term and cash-equivalent funds, exclusively for the commingling and collective investment of monies or other assets held under or as part of a plan which is established in conformity with and qualifies under Section 401(a) of the Code, or other stocks or property, as the Master Trustee may, in its sole discretion, deem advisable.

           (b) Notwithstanding the provisions of this Trust which place restrictions upon the actions of the Trustee, to the extent monies or other assets are transferred to a collective, common or pooled trust referred to in
Section 7.2(a) in exchange for an interest in such collective trust, the terms and conditions of the plan of such collective trust shall solely govern the investment duties, responsibilities and powers of the Master Trustee of such collective trust, and to the extent required by law, such terms responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For the purpose of valuation of any interest under the Plan of which this Master Trust forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation procedures. The Corporation expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund.

           (c) The Master Trustee may keep such portion of the Fund in cash or cash balances as deemed advisable from time to time and shall keep such portion of the Fund in cash or cash balances as may be specified from time to time in a written request of the Corporation to meet the contemplated payments from the Fund.

     7.3   Trust Accounts.  The Master Trustee shall maintain the following
           --------------
accounts:

           (1) an Allocated Share Account, which shall reflect employer contributions and allocated dividends credited to each participant's account; and

           (2) Such other accounts as may be required to be established pursuant to the Plan.

     7.4   Voting and Tendering of Corporation Stock.
           -----------------------------------------

           (a) With regard to Qualifying Employer Securities held in the Profit Sharing Plan of NVR, Inc. and Affiliated Companies, the Administrative Committee shall direct voting; giving general or special proxies or powers of attorney; exercising any conversion privileges, subscription rights or other options; opposing or consenting to or otherwise participating in corporate reorganizations or other charges; and responding to tender or exchange offers.

           (b) With regard to Qualifying Employer Securities held in the NVR, Inc. Employee Stock Ownership Plan, the following shall apply:

                 (i)   Participant Status. Each participant (or, in the event of
                       ------------------
his death, his beneficiary) is, for the purposes of this Section, a "named fiduciary," within the meaning of Section 403(a)(1) of the Act, with respect to the Qualifying Employer Securities held on his behalf in the NVR, Inc. Employee Stock Ownership Plan.

                 (ii)  Voting Rights. Each participant (or beneficiary) shall
                       -------------
have the right, to the extent of his proportionate share held in his account in the NVR, Inc. Employee Stock Ownership Plan, to instruct the Master Trustee in writing as to the manner in which to vote such shares at any stockholders' meeting of the Corporation.

                       The Master Trustee shall use its best efforts to timely distribute or cause to be distributed to each participant (or beneficiary) the information distributed to stockholders of the Corporation in connection with any such stockholders' meeting, together with a form whereby the member will provide confidential instructions to the Master Trustee on how such shares of Qualifying Employer Securities shall be voted on each such matter. Upon timely receipt of such instructions, the Master Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Qualifying Employer Securities. If no such instructions are received from the participant (or beneficiary), such shares shall be voted by the Trustee in the proportion to the shares for which the Trustee receives instructions.

                 (iii) Rights on Tender or Exchange Offer. Each participant (or
                       ----------------------------------
beneficiary) shall have the right, effective upon the first allocation of shares of Qualifying Employer Securities to the Allocated Share Account, to the extent of his proportionate share (as determined in the first sentence of paragraph (i) above) of the shares of Qualifying Employer Securities (of whatever class) held in the Allocated Share Account in the NVR Employee Stock Ownership Plan, to instruct the Master Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares.

                       The Master Trustee shall use its best efforts to timely distribute or cause to be distributed to each such participant (or beneficiary) the information distributed to stock holders of the Corporation in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Master Trustee shall respond as instructed with respect to such shares of such Common Stock. If, and to the extent that, the Master Trustee shall not have received timely instructions from any individual given a right or authority to instruct the Master Trustee with respect to certain shares by the first sentence of this paragraph (iii), such individual shall be deemed to have timely instructed the Master Trustee not to tender or exchange such shares.

                 (iv)  Confidentiality.  All instructions received by the
                       ---------------
Master Trustee from individual participants (or beneficiaries) shall be held by the Master Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Corporation or any affiliated company; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Master Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Corporation or any affiliated company, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the company and any of its affiliates.


                                   SECTION 8
                                   ---------

                            Investment of the Fund
                            ----------------------

     8.1   Standard of Care.  The Master Trustee, each Asset Manager and the
           ----------------
Named Fiduciary shall discharge their respective investment duties as provided under Sections 5, 6 and 7 hereof with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims and by diversifying the investments held hereunder consistent with investment policies, objectives and guidelines so as to minimize the risk of large losses, unless it would be clearly not prudent to diversify.

     8.2   Waiver of Investment Restrictions.  Such investment and
           ---------------------------------
reinvestment shall not be restricted to securities or property of the character authorized for investments by trustees or asset managers under any statute or other laws of any state, district or territory.

     8.3   Grant of Investment Powers.  In addition to any power granted to
           --------------------------
trustees or asset managers under any statute or other laws, such laws and statutes if necessary being incorporated herein by reference, the Master Trustee's, and each Asset Manager's investment powers may, unless restricted in writing by the Named Fiduciary, include, but shall not be limited to, investment in the following:

           (a) domestic or foreign common and preferred stocks and options thereon, as well as warrants, rights and preferred stocks convertible into common stock, regardless of where or how traded;

           (b) the purchase or sale, writing or issuing, of puts, calls or other options, covered or uncovered, entering into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, depositing, holding (or directing the Master Trustee, in its individual capacity, to deposit or hold) or pledging assets of the Fund;

           (c) corporate bonds and debentures and any such securities which are convertible into common stock, domestic or foreign;

           (d) bonds or other obligations of the United States of America or any foreign nation, and any agencies thereof, or any bonds or other obligations which are directly or indirectly guaranteed by the United States or any foreign nation, or any agency thereof;

           (e) obligations of the states and of municipalities or of any agencies thereof;

           (f)   notes of any nature, of foreign or domestic issuers;

           (g) mortgages and real estate, wherever situate and whether developed or undeveloped, including sales and leasebacks, interests or participations in real estate investment trusts or corporations organized under
Section 501(c)(2) or 501(c)(25) of the Code and non-income producing properties. Notwithstanding any other provision of this Agreement, including, without limitation, any specific or general power granted to the Master Trustee, the Master Trustee shall have no responsibility or discretion with respect to the ownership, management, administration, operation or control of any real estate properties, mortgages, leases or other interests now or hereafter held in the Fund, including without limitation responsibility for or in connection with any of the following conditions which now exist or may hereafter be found to exist in, under, about or in connection with any real estate held in the Fund or any interest in any trust, partnership or corporation: (i) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (ii) the presence, use, generation, storage, release, threatened release, or containment, treatment or disposal of any petroleum, including crude oil or any fraction thereof, hazardous substances, pollutants or contaminants as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA) or hazardous, toxic or dangerous substances or materials as any of these terms may be defined under any federal or state law in the broadest sense from time to time. Notwithstanding anything to the contrary herein or elsewhere set forth, to the extent permitted by law, the Master Trustee shall be indemnified by the Corporation, to the extent not paid by the Fund, from and against any and all claims, demands, suits, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses) arising from or in connection with any matter relating to conditions in subsections (i) or (ii). This paragraph shall survive the sale or other disposition of any real estate investment of the Fund and/or the merger or termination of this Master Trust or appointment of a successor master trustee;

           (h) savings accounts, certificates of deposit and other types of time deposits, bearing a reasonable rate of interest based upon the duration, amount, type and geographical area, with any financial institution or quasi-financial institution or any department of the same, either domestic or foreign, under the supervision of the United States or any State, including any such financial institution owned, operated or maintained by the Master Trustee or its affiliates, in its corporate or Association capacity (including any department or division of the same) or a corporation or association affiliated with the same;

           (i)   leaseholds of any duration;

           (j) mineral and other natural resources, including, but not limited to, oil, gas, timber and coal, and any participation therein in any form, including but not limited to, royalties, ownership, drilling and exploration;

           (k) any collective or common trust fund or composite security owned, operated and maintained by the Master Trustee or its affiliates, including, but not limited to, demand notes, short-term notes and cash equivalent funds;

           (l) any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Master Trustee or its affiliates. Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Master Trustee or an Investment Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures. The Corporation expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;

           (m) open-end and closed-end investment companies, regardless of the purposes for which such fund or funds were created, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise created for any lawful purpose;

           (n) individual or group insurance policies and contracts including, but not limited to, life insurance, annuity (fixed or variable) and investment policies and contracts, but only if directed by the Administrative Committee or the Named Fiduciary, as appropriate, to purchase or retain such policies and contracts.

     8.4   Maintenance of Cash Balances.  The Master Trustee shall keep such
           ----------------------------
portion of the Fund in cash or cash balances as may be specified from time to time in a written request from the Administrative Committee or as required by the Named Fiduciary to meet contemplated payments from the Fund. The Master Trustee shall invest such cash balances and any other portions of the Fund which may be in cash or cash balances in accordance with such investment policies, objectives and guidelines as may be communicated to the Master Trustee from time to time by the Named Fiduciary pursuant to Section 5. The Master Trustee shall not be liable for interest on any reasonable cash balances so maintained.


                                   SECTION 9
                                   ---------

                         Powers of the Master Trustee,
                    Asset Managers and the Named Fiduciary
                    --------------------------------------

     9.1   Qualifying Employer Securities Accounts.  The Plans provide
           ---------------------------------------
generally with respect to accounts established to invest in Qualifying Employer Securities that the right to vote, the right to tender in the event of a tender offer, or the exercise of certain other rights concerning such Securities are vested in the participants. The Master Trustee shall act only in accordance with the procedures set forth in the Plans by which the participants exercise such rights. Prior to the time any such action is to be taken under any Plan, the Administrative Committee will advise the Master Trustee of the impending action and agree with the Master Trustee on the manner of implementing that specific action.

     9.2   General Powers.  As to all assets other than Qualifying Employer
           --------------
Securities, the Master Trustee shall have and exercise the following powers and authority in the administration of the Fund only on the direction of an Asset Manager and the Named Fiduciary where such powers and authority relate to a Directed Fund and in its sole discretion where such powers and authority relate to investments made by the Master Trustee in accordance with Section 5.3:

           (a) to purchase, receive or subscribe for any securities or other property and to retain in trust such securities or other property;

           (b) to sell, exchange, convey, transfer, lend, or otherwise dispose of any property held in the Fund and to make any sale by private contract or public auction; and no person dealing with the Master Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

           (c) to vote in person or by proxy any stocks, bonds or other securities held in the Fund;

           (d) to exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversion or exercise, as well as to write options with respect to such stocks and to enter into any transactions in other forms of options with respect to any options which the Fund has outstanding at any time;

           (e) to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Fund may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as deemed wise, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same, without any duty to sell;

           (f) to manage, administer, operate or lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, all upon such terms and conditions as may be deemed advisable, to renew or extend or participate in the renewal or extension of any mortgage upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of the Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on the property in foreclosure, to take a deed in lieu of foreclosure, with or without paying a consideration therefor, and in connection therewith to release the obligation on the bonds or notes secured by such mortgage and to exercise and enforce in any action, suit or proceeding at law or in equity any right or remedy in respect to any such mortgage or guarantee;

           (g) to explore for and to develop mineral interests and other natural resources and to acquire land, either by lease or purchase, for such purpose, and to enter into any type of contract or agreement incident thereto, and to sell any product produced by reason of or resulting from such development or exploration to any person or persons on such terms and conditions as the Master Trustee or Asset Manager deems advisable, and to enter into agreements and contracts for transportation of the same;

           (h) to insure, according to customary standards, any property held in the Fund for any amount and to pay any premiums required for such coverage;

           (i) to purchase or otherwise acquire and make payment therefor from the Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust and its operation, or believed by the Master Trustee or Asset Manager to be in the best interests of the Fund, except the Master Trustee or Asset Manager may not obtain any insurance whose premium obligation extends to the Fund which would protect the Master Trustee or Asset Manager against its liability for breach of fiduciary duty;

           (j) to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise; provided that no insurance company dealing with the Master Trustee shall be considered to be a party to this Agreement and shall only be bound by and held accountable to the extent of its contract with the Master Trustee. Except as otherwise provided by any contract, the insurance company need only look to the Master Trustee with regard to any instructions issued and shall make disbursements or payments to any person, including the Master Trustee, as shall be directed by the Master Trustee. Where applicable, the Master Trustee shall be the sole owner of any and all insurance policies or contracts issued. Such contracts or policies, unless otherwise determined, shall be held as an asset of the Fund for safekeeping or custodian purposes only;

           (k) to lend the assets of the Fund upon such terms and conditions as are deemed appropriate in the sole discretion of the Master Trustee and, specifically, to loan any securities to brokers, dealers or banks upon such terms, and secured in such manner, as may be determined by the Master Trustee, to permit the loaned securities to be transferred into the name of the borrower or others and to permit the borrower to exercise such rights of ownership over the loaned securities as may be required under the terms of any such loan; provided, that, with respect to the lending of securities pursuant to this paragraph, the Master Trustee's powers shall subsume the role of custodian (the expressed intent hereunder being that the Master Trust, in such case, be deemed a financial institution, within the meaning of section 101(22) of the Bankruptcy
Code); and provided, further, that any loans made from the Fund shall be made in conformity with such laws or regulations governing such lending activities which may have been promulgated by any appropriate regulatory body at the time of such loan;

           (l) to purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination;

           (m) to lend the assets of the Fund to participants of the Plan. The Corporation shall have full and exclusive responsibility for loans made to participants, including, without limitation, full and exclusive responsibility for the following: development of procedures and documentation for such loans; acceptance of loan applications; approval of loan applications; disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. (S)1601 et seq.; acting as agent for the physical custody and safekeeping of the promissory notes and other loan documents; performing necessary and appropriate recordkeeping and accounting functions with respect to loan transactions; enforcement of promissory note terms, including, but not limited to, directing the Master Trustee to take specified actions; and maintenance of accounts and records regarding interest and principal payments on notes. The Master Trustee shall not in any way be responsible for holding or reviewing such documents, records and procedures and shall be entitled to rely upon such information as is provided by the Corporation or its own sub-agent or recordkeeper without any requirement or responsibility to inquire as to the completeness or accuracy thereof, but may from time to time examine such documents, records and procedures, as it deems appropriate. The Corporation shall indemnify and hold the Master Trustee harmless from all damages, costs or expenses, including reasonable attorneys' fees, arising out of any action or inaction of the Corporation with respect to its agency responsibilities described herein with respect to participant loans.

     9.3   Specific Powers of the Master Trustee.  The Master Trustee shall
           -------------------------------------
have the following powers and authority, to be exercised in its sole discretion with respect to the Fund:

           (a) to appoint agents, custodians, depositories or counsel, domestic or foreign, as to part or all of the Fund and functions incident thereto where, in the sole discretion of the Master Trustee, such delegation is necessary in order to facilitate the operations of the Fund and such delegation is consistent with the purposes of the Fund and not in contravention of any applicable law. To the extent that the appointment of any such person or entity may be deemed to be the appointment of a fiduciary, the Master Trustee may exercise the powers granted hereby to appoint as such a fiduciary any person or entity, including, but not limited to, the Named Fiduciary or the Corporation, notwithstanding the fact that such person or entity is then considered a fiduciary, a party in interest or a disqualified person. Upon such delegation, the Master Trustee may require such reports, bonds or written agreements as it deems necessary to properly monitor the actions of its delegate;

           (b) to cause any investment, either in whole or in part, in the Fund to be registered in, or transferred into, the Master Trustee's name or the names of a nominee or nominees, including but not limited to that of the Master Trustee, a clearing corporation, or a depository, or in book entry form, or to retain any such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Master Trustee shall at all times show that such investments are a part of the Fund; and to cause any such investment, or the evidence thereof, to be held by the Master Trustee, in a depository, in a clearing corporation, in book entry form, or by any other entity or in any other manner permitted by law;

           (c) to make, execute and deliver, as trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers;

           (d) to defend against or participate in any legal actions involving the Fund or the Master Trustee in its capacity stated herein, in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Fund, unless paid by the Corporation in accordance with
Section 11; provided however, the Master Trustee shall notify the Named Fiduciary and the Corporation of all such actions and the Corporation may, in its sole discretion, determine against the incurrence of any such legal fees and expenses which may be incurred beyond those necessary to protect the Fund against default or immediate loss and may participate in the selection of and instructions to legal counsel;

           (e) to form corporations and to create trusts, to hold title to any security or other property, to enter into agreements creating partnerships or joint ventures for any purpose or purposes determined by the Master Trustee to be in the best interests of the Fund;

           (f) to establish and maintain such separate accounts in accordance with the instructions of the Administrative Committee for the proper administration of the Plans, or as determined to be necessary by the Master Trustee. Such accounts shall be subject to the general terms of this Agreement, unless the Master Trustee is notified of a contrary intent by the Administrative Committee or the Named Fiduciary in writing; and

           (g) to generally take all action, whether or not expressly authorized, which the Master Trustee may deem necessary or desirable for the protection of the Fund.

     9.4   Maintenance of Indicia of Ownership.  The Master Trustee shall not
           -----------------------------------
maintain indicia of ownership of any asset of the Fund held by it outside the jurisdiction of the District Courts of the United States unless such holding is approved through ruling or regulations promulgated under ERISA by the Secretary of Labor.

     9.5   Third Party Transactions.  In addition, and not by way of
           ------------------------
limitation, the Master Trustee shall have any and all powers and duties concerning the investment, retention or sale of property held in trust as if it were absolute owner of the property, and no restrictions with regard to the property so held shall be implied, warranted or sustained by reason of this Agreement; provided, however, at no time shall the exercise of such powers and duties establish any evidence which would permit a third party to assert a right, title or interest superior to that of the Plans in the property held in the Fund.

                                  SECTION 10
                                  ----------

                             Discretionary Powers
                             --------------------

     10.1  Master Trustee Granted Discretion. The Master Trustee is hereby
           ---------------------------------
granted any and all discretionary powers not explicitly or implicitly conferred by this Agreement which it may deem necessary or proper for the protection of the property held hereunder.


                                  SECTION 11
                                  ----------

                            Prohibited Transactions
                            -----------------------

     11.1  Transactions which are Prohibited. Notwithstanding any provision of
           ---------------------------------
this Agreement, either appearing before or after this Section, the Master Trustee shall not engage in or cause the Trust to engage in any transaction if it knows or should know, that such transaction constitutes a direct or indirect prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, except to the extent that there exists a statutory or administrative prohibited transaction exemption.

     11.2  Provision of Ancillary Services by Master Trustee. Notwithstanding
           -------------------------------------------------
the foregoing, the Master Trustee may, in addition to the services rendered in conjunction with its duties and responsibilities as Master Trustee under the terms of this Agreement, provide such ancillary services as meet the following standards:

           (a) there have been adopted by the Master Trustee internal safeguards which assure that such ancillary services are consistent with sound banking and financial practices as determined by the appropriate banking authority;

           (b) the ancillary services are provided in accordance with guidelines which are intended to meet the standards established by the appropriate banking authority; and

           (c) the compensation received by the Master Trustee for such services is reasonable and established in an arm's-length manner.


                                  SECTION 12
                                  ----------

                       Expenses, Compensation and Taxes
                       --------------------------------

     12.1  Compensation and Expenses of the Master Trustee. The Master Trustee
           -----------------------------------------------
shall be entitled to such reasonable compensation for services rendered by it in accordance with the schedule of compensation as agreed upon by the Corporation and the Master Trustee from time to time together with all reasonable expenses incurred by the Master Trustee as a result of the execution of its duties hereunder, including, but not limited to, legal and accounting expenses, expenses incurred as a result of disbursements and payments made by the Master Trustee, and reasonable compensation for agents, counsel or other services rendered to the Master Trustee by third parties and expenses incident thereto.

     12.2  Payment from the Fund. All compensation, expenses, taxes and
           ---------------------
assessments in respect of the Fund, to the extent that they are not paid by the Corporation, shall constitute a charge upon the Fund and be paid by the Master Trustee from the Fund upon written notice to the Corporation.

     12.3  Payment of Taxes. The Master Trustee shall notify the Corporation
           ----------------
upon receipt of notice with regard to any proposed tax deficiencies or any tax assessments which it receives on any income or property in the Fund and, unless notified to the contrary by the Corporation within thirty (30) days, shall pay any such assessments. If the Corporation notifies the Master Trustee within said period that, in its opinion or the opinion of counsel, such assessments are invalid or that they should be contested, then the Master Trustee shall take whatever action is indicated in the notice received from the Corporation or counsel, including contesting the assessment or litigating any claims.


                                  SECTION 13
                                  ----------

                    Accounts, Books and Records of the Fund
                    ---------------------------------------

     13.1  Recordkeeping Duty of Master Trustee. The Master Trustee shall keep
           ------------------------------------
accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Corporation.

     13.2  Periodic Reports.  In addition, within sixty (60) days following the
           ----------------
close of each fiscal year of the Fund, or following the close of such other period as may be agreed upon between the Master Trustee and the Corporation, and within ninety (90) days, or such other agreed upon period, unless such period be waived, after the removal or resignation of the Master Trustee as provided for in this Agreement, the Master Trustee shall file with the Administrative Committee, Named Fiduciary and/or the Corporation a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during the fiscal year or other annual period or during the period from the close of the preceding fiscal year or other preceding period to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such fiscal year or other period, valued currently, and such other information as may be required of the Master Trustee under any applicable law.

     13.3  Additional Accounting. Except as provided below, neither the
           ---------------------
Administrative Committee, Named Fiduciary nor the Corporation shall have the right to demand or be entitled to any further accounting different from the normal accounting rendered by the Master Trustee. Further, no participant, beneficiary or any other person shall have the right to demand or be entitled to any accounting by the Master Trustee, other than those to which they may be entitled under the law. The Administrative Committee, Named Fiduciary or the Corporation shall have the right to inspect the Master Trustee's books and records relating to the Fund during normal business hours or to designate an accountant to make such inspection, study, and/or audit with all expenses related thereto to be paid by the Corporation.

     13.4  Judicial Determination of Accounts. Nothing contained herein will be
           ----------------------------------
construed or interpreted to deny the Master Trustee or the Corporation the right to have the Master Trustee's account judicially determined.

     13.5  Filings by the Administrative Committee. For the purposes of this
           ---------------------------------------
Section, the Master Trustee shall conclusively presume that the Administrative Committee has made or caused to be made, or will make or cause to be made, all Federal filings as of the date required. Should the Master Trustee incur any liability by reason of failure of the Administrative Committee to timely file, the Corporation shall fully reimburse the Master Trustee for any and all obligations, including penalties, interest or expenses, so incurred by the Master Trustee.

     13.6  Determination of Fair Market Value. The Master Trustee shall
           ----------------------------------
determine the fair market value of the Fund monthly and annually based upon generally accepted accounting principles applicable to trusts of a same or similar nature to the one created herein.

     13.7  Retention of Records. All records and accounts maintained by the
           --------------------
Master Trustee with respect to the Fund shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Master Trustee shall have the right to destroy such records and accounts after first notifying the Corporation in writing of its intention and transferring to the Corporation any records and accounts requested. The Master Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.


                                  SECTION 14
                                  ----------

                      Fiduciary Duties of Master Trustee
                      ----------------------------------

     14.1  Acknowledgment of Fiduciary Duty. The Master Trustee acknowledges
           --------------------------------
that it assumes the fiduciary duties established by this Agreement.


                                  SECTION 15
                                  ----------

                            Resignation and Removal
                            -----------------------

     15.1  Power to Resign or Remove.  The Master Trustee may be removed with
           -------------------------
respect to all, or a part of, the Fund by the Corporation, upon written notice to the Master Trustee to that effect. The Master Trustee may resign as Master Trustee hereunder, upon written notice to that effect delivered to the Corporation.

     15.2  Notice. Such removal or resignation shall become effective as of the
           ------
last day of the month which coincides with or next follows the expiration of sixty (60) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon in writing by the Corporation and the Master Trustee.

     15.3  Successor Appointment. In the event of such removal or resignation, a
           ---------------------
successor master trustee, or a separate trustee or trustees, shall be appointed by the Corporation to become master trustee, or a separate trustee or trustees, as of the time such removal or resignation becomes effective. Such successor master trustee, or separate trustee or trustees, shall accept such appointment by an instrument in writing delivered to the Corporation and the Master Trustee and upon becoming successor master trustee, or separate trustee or trustees, shall be vested with all the rights, powers, duties, privileges and immunities as successor master trustee, or separate trustee or trustees, hereunder as if originally designated as Master Trustee, or separate trustee or trustees, in this Agreement.

     15.4  Transfer of Fund to Successor. Upon such appointment and acceptance,
           -----------------------------
the retiring Master Trustee shall endorse, transfer, assign, convey and deliver to the successor master trustee, or separate trustee or trustees, all of the funds, securities and other property then held by it in the Fund, except such amount as may be reasonable and necessary to cover its compensation and expenses as may be agreed to by the Corporation in connection with the settlement of its accounts and the delivery of the Fund to the successor Master Trustee, or separate trustee or trustees, and the balance remaining of any amount so reserved shall be transferred and paid over to the successor Master Trustee, or separate trustee or trustees, promptly upon settlement of its accounts, subject to the right of the retiring Master Trustee to retain any property deemed unsuitable by it for transfer until such time as transfer can be made.

     15.5  Retention of Nontransferable Assets. If the retiring Master Trustee
           -----------------------------------
holds any property unsuitable for transfer, it shall retain such property, and as to such property alone it shall be a trustee, its duties and obligations being solely limited to any such property, and it shall not have fiduciary duties of any nature as to assets transferred. Should the successor master trustee, or separate trustee or trustees, accept fiduciary responsibility as to such property, the Master Trustee shall retain only custodian duties as to such property.

     15.6  Accounting. In the event of the removal or resignation of the Master
           ----------
Trustee hereunder, the Master Trustee shall file with the Corporation a statement and report of its accounts and proceedings covering the period from its last annual statement and report, and its liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such written statement and report shall be governed by the terms of this Agreement.


                                  SECTION 16
                                  ----------

                          Actions by the Corporation,
                the Administrative Committee or Named Fiduciary
                -----------------------------------------------

     16.1  Action by Corporation. Any action by the Corporation pursuant to this
           ---------------------
Agreement shall be evidenced or empowered in writing to the Master Trustee, and the Master Trustee shall be entitled to rely on such writing.

     16.2  Action by the Administrative Committee or Named Fiduciary. Any action
           ---------------------------------------------------------
by any person or entity duly empowered to act on behalf of the Administrative Committee or the Named Fiduciary with respect to any rights, powers or duties specified in this Agreement shall be in writing, signed by such person or by the person designated by the Administrative Committee or the Named Fiduciary and the Master Trustee shall act and shall be fully protected in acting in accordance with such writing.


                                  SECTION 17
                                  ----------

                           Amendment or Termination
                           ------------------------

     17.1  Amendment or Termination. The Corporation shall have the right at any
           ------------------------
time and from time to time by appropriate action:

           (a) to modify or amend in whole or in part any or all of the provisions of this Agreement upon sixty (60) days' prior notice in writing to the Master Trustee, unless the Master Trustee agrees to waive such notice; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Master Trustee may be made without the Master Trustee's consent, or

           (b) to terminate this Agreement upon sixty (60) days' prior notice in writing delivered to the Master Trustee; provided, further, that no termination, modification or amendment shall permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such participants, retired participants and their beneficiaries, except for the return of Corporation contributions which are allowed by law and permitted under a Plan.

     17.2  Termination of a Plan - Should the Corporation notify the Master
           ---------------------
Trustee of the termination of a Plan, the Master Trustee shall distribute all cash, securities and other property then held in the Fund with respect to such Plan, less any amounts constituting charges and expenses payable from the Fund, on the date or dates specified by the Administrative Committee to such persons and in such manner as the Administrative Committee shall direct. In making such distributions, the Master Trustee shall be entitled to assume that such distributions are in full compliance with and are not in violation of any applicable law regulating the termination of any kind whatsoever arising from any distribution made by the Master Trustee at the direction of the Administrative Committee as a result of the termination of this Agreement and shall indemnify and save the Master Trustee harmless from any attempt to impose any liability on the Master Trustee with respect to any such distribution.

     17.3  Retention of Nontransferable Property. The Master Trustee reserves
           -------------------------------------
the right to retain such property as is not, in the sole discretion of the Master Trustee, suitable for distribution at the time of termination of this Agreement and shall hold such property as custodian for those persons or other entities entitled to such property until such time as the Master Trustee is able to make distribution. The Master Trustee's duties and obligations with respect to any property held in accordance with the above shall be purely custodial in nature and the Master Trustee shall only be obligated to see to the safekeeping of such property and make a reasonable effort to prevent deterioration or waste of such property prior to its distribution. Upon complete distribution of all property constituting the Fund, this Agreement shall be deemed terminated.

     17.4  Termination in the Absence of Directions from the Administrative
           ----------------------------------------------------------------
Committee. In the event no direction is provided by the Administrative Committee
---------
with respect to the distribution of a Plan's portion of the Fund upon termination of this Agreement, the Master Trustee shall make such distributions as are specified by the Plan after notice to the Corporation. In the event the Plan is silent as to the distributions to be made upon termination of the Plan or the terms of the Plan are inconsistent with the then applicable law or the Master Trustee is unable to obtain a copy of the most recent Plan, the Master Trustee shall distribute the Fund to participants and their beneficiaries under the Plan in an equitable manner that will not adversely affect the qualified status of the Plan under Section 401(a) of the Code or any other statute of similar import and that will comply with any applicable provisions of ERISA regulating the allocation of assets upon termination of plans such as the Plan. The Master Trustee, in such cases, reserves the right to seek a judicial and administrative determination as to the proper method of distribution of the Fund upon termination of this Agreement.

     17.5  Termination on Corporate Dissolution. If the Corporation ceases to
           ------------------------------------
exist as a result of liquidation, dissolution or acquisition in some manner, the Fund shall be distributed as provided above upon termination of a Plan unless a successor company elects to continue the Plan and this Agreement as provided in this Agreement.


                                  SECTION 18
                                  ----------

                            Merger or Consolidation
                            -----------------------

     18.1  Merger or Consolidation of Master Trustee. Any corporation, or
           -----------------------------------------
national association, into which the Master Trustee may be merged or with which it may be consolidated, or any corporation, or national association, resulting from any merger or consolidation to which the Master Trustee is a party, or any corporation, or national association, succeeding to the trust business of the Master Trustee, shall become the successor of the Master Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

     18.2  Merger or Consolidation of Corporation. Any corporation into which
           --------------------------------------
the Corporation may be merged or with which it may be consolidated, or any corporation succeeding to all or a substantial part of the business interests of the Corporation may become the Corporation hereunder by expressly adopting and agreeing to be bound by the terms and conditions of the Plans and this Agreement and so notifying the Master Trustee to such effect by submission to the Master Trustee of an appropriate written document.

     18.3  Merger or Consolidation of Plan. In the event that the Named
           -------------------------------
Fiduciary or the Corporation authorizes and directs that the assets of another plan be merged or consolidated with or transferred to a Plan participating in this Master Trust, the Master Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing that each participant covered under the plan the assets of which are to be merged consolidated or transferred will immediately after such merger, consolidation or transfer be entitled to a benefit either equal to or then greater than the benefit he would have been entitled to had the Plan been terminated.


                                  SECTION 19
                                  ----------

                              Acceptance of Trust
                              -------------------

     19.1  Acceptance by Master Trustee. The Master Trustee accepts the Trust
           ----------------------------
created hereunder and agrees to be bound by all the terms of this Agreement.


                                  SECTION 20
                                  ----------

                            Nonalienation of Trust
                            ----------------------

     20.1  Trust not Subject to Assignment or Alienation. Except as heretofore
           ---------------------------------------------
provided, no company, participant or beneficiary of the Plans to which the Trust applies shall have any interest in or right to the assets of this Trust, and to the full extent of all applicable laws, the assets of this Trust shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Corporation, participants or beneficiaries. The Master Trustee shall not recognize any assignment or alienation of benefits unless, and then only to the extent, written notices are received from the Administrative Committee.

     20.2  Plans' Interest in Trust not Assignable. The equity or interest of
           ---------------------------------------
any participating Plan in the Fund shall not be assignable.


                                  SECTION 21
                                  ----------

                                 Governing Law
                                 -------------

     21.1  Governing Law. This Agreement shall be construed and enforced, to the
           -------------
extent possible, according to the laws of the Commonwealth of Pennsylvania, and all provisions hereof shall be administered according to the laws of said Commonwealth and any federal laws, regulations or rules which may from time to time be applicable. In case of any conflict between the provisions of the Plans and this Agreement, the provisions of this Agreement shall govern.


                                  SECTION 22
                                  ----------

                         Parties to Court Proceedings
                         ----------------------------

     22.1  Only Corporation and Master Trustee Necessary. To the extent
           ---------------------------------------------
permitted by law, only the Master Trustee and the Corporation shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Master Trustee, and no participant under any Plan or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under this Agreement or any Plan.

                                  SECTION 23
                                  ----------

                          Subsidiaries and Affiliates
                          ---------------------------

     23.1  Adoption of Master Trust by Subsidiaries and Affiliates. Any company
           -------------------------------------------------------
which is a subsidiary of the Corporation or which may be affiliated with the Corporation in any way and which is now or may hereafter be organized under the laws of the United States of America, or of any State or Territory thereof, with the approval of the Corporation, by resolution of its own Board of Directors, may adopt this Agreement, if such subsidiary or affiliate shall have adopted one or more Plans qualified under Section 401(a) of the Code. If any such subsidiary or affiliate so adopts this Agreement, this Agreement shall establish the trust for such Plans as are specified by such subsidiary or affiliate and shall constitute a continuation, amendment and restatement of any prior trust for any such Plans. Furthermore, the assets of any such Plans may be commingled with the assets of other Plans held in the Fund pursuant to Section 2.6 hereof. However, the assets of any Plan so held in the Fund shall not be subject to any claim arising under any other Plan, the assets of which are commingled therewith by the Master Trustee for investment purposes, and under no circumstances shall any of the assets of one Plan be available to provide the benefits under another Plan. A separate trust shall be deemed to have been created with respect to each Plan of such subsidiary or affiliate.

     23.2  Segregation from Further Participation. Any subsidiary or affiliate
           --------------------------------------
of the Corporation may, at any time, with the consent of the Corporation, segregate a Plan's trust from further participation in this Agreement. In such event, such subsidiary or affiliate shall file with the Master Trustee a document evidencing the segregation of the Plan from the Fund and its continuance of a separate trust in accordance with the provisions of this Agreement as though such subsidiary or affiliate were the sole creator thereof. In such event, the Master Trustee shall deliver to itself as Master Trustee of such separate trust such share of the Fund as may be determined by the Master Trustee to constitute the appropriate share of the Fund, as confirmed by the Corporation, then held in respect of the participating employees of such subsidiary or affiliate. Such subsidiary or affiliate may thereafter exercise, in respect of such separate trust, all of the rights and powers reserved to the Corporation under the provisions of this Agreement. The equitable share of any Plan participating in the Fund shall be immediately segregated and withdrawn from the Fund if the Plan ceases to be qualified under Section 401(a) of the Code and the Corporation shall promptly notify the Master Trustee of any determination by the Internal Revenue Service that any such Plan has ceased to be so qualified.

     23.3  Segregation of Assets Allocable to Specific Employees. The
           -----------------------------------------------------
Administrative Committee may at any time direct the Master Trustee to segregate and withdraw the equitable share of any such Plan, or that portion of such equitable share as may be certified to the Master Trustee by the Administrative Committee as allocable to any specified group or groups of employees or beneficiaries. Whenever segregation is required, the Master Trustee shall withdraw from the Fund such assets as it shall in its absolute discretion deem to be equal in value to the equitable share to be segregated. Such withdrawal from the Fund shall be in cash or in any property held in such Fund, or in a combination of both, in the absolute discretion of the Master Trustee. The Master Trustee shall thereafter hold the assets so withdrawn as a separate trust fund in accordance with the provisions of this Agreement, which shall be construed in respect of such assets as if the employer maintaining such Plan (determined without regard to whether any subsidiaries or affiliates of such employer have joined in such Plan) has been named as the Corporation hereunder. Such segregation shall not preclude later readmission to the Fund.


                                  SECTION 24
                                  ----------

                                  Authorities
                                  -----------

     24.1  Corporation. Whenever the provisions of this Agreement specifically
           -----------
require or permit any action to be taken by "the Corporation", such action must be authorized by the Board of Directors. Any resolution adopted by the Board of Directors or other evidence of such authorization shall be certified to the Master Trustee by the Secretary or an Assistant Secretary of the Corporation under its corporate seal, and the Master Trustee may rely upon any authorization so certified until revoked or modified by a further action of the Board of Directors similarly certified to the Master Trustee.

     24.2  Subsidiary or Affiliate. Any action required or permitted to be taken
           -----------------------
under this Agreement by a subsidiary or affiliate of the Corporation shall be given by the board of directors thereof in the manner described in Section 23.1.

     24.3  Named Fiduciary and Administrative Committee. The Corporation shall
           --------------------------------------------
furnish the Master Trustee from time to time with a list of the names and signatures of all Persons (other than the Corporation) authorized to act as the Corporation designee under Section 1.1, as a Named Fiduciary, as members of the Administrative Committee, or in any other manner authorized to issue orders, notices, requests, instructions and objections to the Master Trustee pursuant to the provisions of this Agreement. Any such list shall be certified by the Secretary or an Assistant Secretary of the Corporation (or by the Secretary or an Assistant Secretary of any subsidiary or affiliate of the Corporation with respect to members of the Administrative Committee of the Plans), and may be relied upon for accuracy and completeness by the Master Trustee. Each such Person shall thereupon furnish the Master Trustee with a list of the names and signatures of those individuals who are authorized, jointly or severally, to act for such Person hereunder, and the Master Trustee shall be fully protected in acting upon any notices or directions received from any of them.

     24.4  Investment Manager. The Named Fiduciary shall cause each Investment
           ------------------
Manager to furnish the Master Trustee from time to time with the names and signatures of those persons authorized to direct the Master Trustee on its behalf hereunder.

     24.5  Form of Communications. Any agreement between the Corporation and any
           ----------------------
Person (including an Investment Manager) or any other provision of this Agreement to the contrary notwithstanding, all notices, directions and other communications to the Master Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Master Trustee, and the Master Trustee shall be fully protected in acting in accordance therewith.

     24.6  Continuation of Authority. The Master Trustee shall have the right to
           -------------------------
assume, in the absence of written notice to the contrary, that no event constituting a change in the Named Fiduciary or membership of the Administrative Committee or terminating the authority of any Person, including any Investment Manager, has occurred.

     24.7  No Obligation to Act on Unsatisfactory Notice. The Master Trustee
           ---------------------------------------------
shall incur no liability under this Agreement for any failure to act pursuant to any notice, direction or any other communication from any Asset Manager, the Corporation, the Administrative Committee, or any other Person or the designee of any of them unless and until it shall have received instructions in form satisfactory to it.


                                  SECTION 25
                                  ----------

                                 Counterparts
                                 ------------

     25.1  Execution in Counterparts. This Agreement may be executed in any
           -------------------------
number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have hereunto set their hands and seals as of the day and year first above written.



                                       NVR, INC.


                                       By: /s/ Tom Ford

                                       Name: Tom Ford

                                       Title: V.P. Human Resources



                                       MELLON BANK, N.A.


                                       By: /s/ Robert Borga

                                       Name:
                                            ----------------------

                                       Title:
                                             ---------------------

                                  EXHIBIT "A"


1. Trust Agreement for the Ryan Homes, Inc. and Affiliated Companies Profit Sharing Plan as Amended and Restated effective January 1, 1994.


2.  NVR, Inc. Stock Ownership Plan Trust Agreement effective January 1, 1994.

                                  EXHIBIT "B"


Profit Sharing Plan of NVR, Inc. and Affiliated Companies


NVR, Inc. Employee Stock Ownership Plan

                              FIRST AMENDMENT TO
             NVR, INC. DEFINED CONTRIBUTION MASTER TRUST AGREEMENT
                                by and between
                                  NVR, INC.C
                                      and
                               MELLON BANK, N.A.


     THIS FIRST AMENDMENT TO NVR, INC. DEFINED CONTRIBUTION MASTER TRUST AGREEMENT is made and entered into this ____ day of _______________, 1997, effective __________________ (this "Amendment"), by and between NVR, INC. (the "Corporation") and MELLON BANK, N.A. (the "Master Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Corporation and the Master Trustee entered in the NVR, Inc. Defined Contribution Master Trust Agreement (the "Master Trust Agreement") dated December 28, 1995, effective January 1, 1996; and

     WHEREAS, the Corporation and the Master Trustee desire to amend the Master Trust Agreement in certain ways;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby amend the Master Trust Agreement as follows:

     1. The definitions set forth above are incorporated herein by this reference thereto.

     2.    SECTION 8, Investment of The Fund, is hereby amended by adding the
                      ----------------------
           following text as subsection 8.5 which shall read in its entirety as follows:

           "8.5 Force Majeure. The Master Trustee shall not be responsible or
                -------------
           liable for any losses to the Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of the Master Trustee or its agents. This Section shall survive the termination of this Master Trust Agreement."

     3.    SECTION 8, Investment of The Fund is also amended by adding the
                      ----------------------
           following text as subsection 8.6 which shall read in its entirety as follows:

           "8.6 Power of Attorney. The Named Fiduciary appoints the Master
                -----------------
           Trustee as the Master Trust's true and lawful attorney-in-fact and authorizes the Master Trustee to delegate the power of attorney with full powers of substitution in any and all capacities to:

                (a) sign all applications, requests or claims for refund, reduction, repayment or credit of, or exemption or relief from, any withholding or similar taxes in any jurisdiction (including outside of the U.S.); and collect the refund of the tax, transfer the amounts collected to those parties designated and perform all acts which are necessary to secure the rights attached to such reclaimed taxes or prevent the loss of such rights;

                (b) represent the Master Trust at shareholder meetings and vote or appoint any person to represent and vote as the Master Trust's proxy which relate to securities held on behalf of the Fund for which the Master Trust is eligible to attend and vote as security holder; and take on the Master Trust's behalf any and all further actions required to exercise said voting rights; and represent the Master Trust in any situation which may occur as a result of any corporate actions;

                (c) for global custody purposes, receive, maintain and safekeep securities in the name of the Master Trust; receive, arrange for the transfer of dividends, interest and other payments (if any) and the sale of proceeds on behalf of the Master Trust; fill in or sign on behalf of the Master Trust any and all forms of agent or broker (purchase or sale forms) pertaining to instructions for sale or purchase of securities; and give specific instructions regarding securities, cash and related transactions that are registered in the name of the Master Trust; and

                (d) sign, seal, execute, and deliver such deeds, transfers, agreements, and releases, and do such acts and things as may be necessary and to concur with any other person or persons in the doing of any act or things hereby authorized.

                     The Named Fiduciary undertakes for itself and its successors in title to ratify and confirm any actions that the Master Trustee shall take or purport to take to exercise the rights of the Corporation or the Master Trust by virtue of these presents including any actions which shall be taken after any revocation of these presents and before the revocations shall be known to the Master Trustee.

                     All costs, charges and expenses incurred by the Master Trust as a consequence of any act, deed, matter or thing done in pursuance of the powers of any of them herein contained shall be borne and paid by the Master Trust."

     4.    Section 9.2 General Powers, is hereby amended by adding the following
                       --------------
           text as Section 9.2(n) which shall read in its entirety as follows:

           "(n) to invest in a collective fund which invests in Mellon Bank Corporation stock in accordance with the terms and conditions of the Department of Labor Prohibited Transaction Exemption 95-56 (the "Exemption") granted to the Trustee and its affiliates and to use a cross-trading program in accordance with the Exemption. The Corporation acknowledges receipt of the notice entitled "Cross-Trading Information", a copy of which is attached to this Agreement as Exhibit A. The Corporation expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund."

     5. Section 9.2 shall also be amended by adding the following two new Sections 9.2(o) and 9.2(p) at the end thereof, which shall read entirely as follows:

           "(o) take any and all actions necessary to settle transactions in futures and/or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments;"

           "(p) take all action necessary to settle authorized transactions, including exercising the power to borrow or raise moneys from any lender, which may be the Master Trustee in its corporate capacity or any affiliate or agent of the Master Trustee, upon such terms and conditions as are necessary to settle security purchases and/or foreign exchange or contracts for foreign exchange and to secure the repayments thereof by pledging all or any part of the Fund; and"

     6. Section 12.1 shall be amended by adding the following text, at the end thereof, which shall read in its entirety as follows:

           "To the extent the Master Trustee advances funds to the Fund for disbursements or to effect the settlement of purchase transactions, the Master Trustee shall be entitled to collect from the Fund an amount equal to what the Master Trustee would have earned on the sums advanced based on the Master Trustee's actual overnight investment earnings rate for the period of the advancement. Such amount is intended only to reimburse the Master Trustee for lost earnings on the advanced funds and does not represent or include any additional consideration. The Corporation acknowledges that, as part of the Master Trustee's compensation, the Master Trustee will earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions."

     7. Except as set forth herein, the Master Trust Agreement is hereby ratified and confirmed and remains in full force and effect.

           IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have executed this First Amendment to as of the day and year first above written.


NVR, INC.   MELLON BANK, N.A.



By                                           By
  ------------------------                     ----------------------------
Name:                                        Name:
Title:                                       Title:

                                   EXHIBIT A
                                   ---------


                           CROSS-TRADING INFORMATION

As part of the cross-trading program covered by the Exemption for the Master Trustee and its affiliates, the Master Trustee is to provide to each affected employee benefit plan the following information:

     I.    The existence of the cross-trading program
           ------------------------------------------

           The Master Trustee has developed and intends to utilize, wherever practicable, a cross-trading program for Indexed Accounts and Large Accounts as those terms are defined in the Exemption.

     II.   The "triggering events" creating cross-trade opportunities
           ----------------------------------------------------------

           In accordance with the exemption three "triggering events" may create opportunities for cross-trading transactions. They are generally the following (see the Exemption for more information):

           A. A change in the composition or weighting of the index by the independent organization creating and maintaining the index;

           B. A change in the overall level of investment in an Indexed Account as a result of investments and withdrawals on the account's opening date, where the Account is a bank collective fund, or on any relevant date for non-bank collective funds; provided, however, a change in an Indexed Account resulting from investments or withdrawals of assets of the Master Trustee's own plans (other than the Master Trustee's defined contribution plans under which participants may direct among various investment options, including Indexed Accounts) are excluded as a "triggering event"; or

           C. A recorded declaration by the that an accumulation Master Trustee of cash in an Indexed Account attributable to interest or dividends on, and/or tender offers for, portfolio securities equal to not more than 0.5% of the Account's total value has occurred.

     III.  The pricing mechanism utilized for securities purchased or sold
           ---------------------------------------------------------------

           Securities will be valued at the current market value for the securities on the date of the crossing transaction.

           Equity securities - the current market value for the equity security will be the closing price on the day of trading as determined by an independent pricing service; unless the security was added to or deleted from an index after the close of trading, in which case the price will be the opening price for that security on the next business day after the announcement of the addition or deletion.

           Debt securities - the current market value of the debt security will be the price determined by the Master Trustee as of the close of the day of trading according to the Securities and Exchange Commission's Rule 17a-7(b)(4) under the Investment Company Act of 1940. Debt securities that are not a reported securities or traded on an exchange will be value based on an average of the highest current independent bids and the lowest current independent offers on the day of cross trading. The Master Trustee will use reasonable inquiry to obtain such prices from at least three independent sources to price a certain debt security, the closing price quotations will be obtained from all available sources.

     IV.   The allocation methods
           ----------------------

           Direct cross-trade opportunities will be allocated among potential buyers or sellers of debt or equity securities on a pro rata basis. With respect to equity securities, please note the Master Trustee imposes a trivial share constraint to reduce excessive custody ticket charges to participating accounts.

     V.    Other procedures implemented by the Master Trustee for its cross-
           -----------------------------------------------------------------
           trading practices
           -----------------

           The Master Trustee has developed certain internal operational procedures for cross-trading debt and equity securities. These procedures are available upon request.